Exhibit 21

SUBSIDIARIES OF THE REGISTRANT

Egami Media, Inc.
a Delaware corporation

Image Entertainment (UK), Inc.
a Delaware corporation

Home Vision Entertainment, Inc.
a Delaware corporation